                                                                    EXHIBIT 4(b)

                     FORM OF RIGHTS SUBSCRIPTION CERTIFICATE



--------------------------------------    --------------------------------------
        Control Number                        Number of Subscription Rights


--------------------------------------    --------------------------------------
        Account Number                             Registered Holder


     Number of Shares Owned on Record Date:
                                           ------------------------------


                      VOID and VALUELESS If Not Received By
       UROPLASTY, INC. By 5:00 P.M., Minnesota Time ON JANUARY ___, 2002.

                         RIGHTS SUBSCRIPTION CERTIFICATE

                                 UROPLASTY, INC.

                                   ----------

                  THIS RIGHTS CERTIFICATE IS NOT TRANSFERABLE.

The terms and conditions of Uroplasty's Rights Offering are set forth in its Prospectus dated December ___, 2001 (the "Prospectus") relating to 1,534,518 subscription rights to purchase ("Rights") of Uroplasty, Inc. (the "Company") and are incorporated in this Certificate by reference. Copies of the Prospectus are available upon request from the Company. Capitalized terms used in this certificate without definition have the meanings set forth in the Prospectus.

                                   ----------

                       SUBSCRIPTION PRICE: $2.00 PER RIGHT

 (The number of rights to which you are entitled is stated on the label above.
    You may oversubscribe or under subscribe as detailed in the Prospectus.)

The Rights represented by this Rights Subscription Certificate, in whole or in part, may be exercised by completing Sections 1 and 2. Before exercising any Rights, please read the Prospectus carefully and in its entirety.

IMPORTANT - Complete Section 1 if you wish to exercise any of your subscription rights; complete Section 2 if you want delivery made to a different person or address, and SIGN on reverse side. Please write clearly, and include a telephone number where you can be reached if the Company has any questions. The Company is not required to take any action if your instructions are not clear.



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The registered holder of Rights whose name is set forth above, or assigns, is entitled to subscribe for two shares of Common Stock and one Common Stock Purchase Warrant at a Subscription Exercise Price of $2.00 each (the "Subscription Price") for each Right held under the terms and subject to the conditions set forth in the Prospectus. Payment of the full Subscription Price pursuant to the exercise of Rights must accompany this properly completed and duly executed Rights Subscription Certificate, payable in United States currency by personal check, cashier's check, bank draft or money order drawn on a bank located in the United States, payable to "Uroplasty, Inc.". PLEASE WRITE YOUR RIGHTS CERTIFICATE NUMBER, SET FORTH ABOVE, ON YOUR CHECK, BANK DRAFT OR MONEY ORDER.

Dated: December ___, 2001



                                 UROPLASTY, INC.

                    BY: /s/ Daniel G. Holman
                        -------------------------------
                        Daniel G. Holman, President/CEO

                                                 By: /s/
                                                     ---------------------------

                                                     ---------------------------
                                                              Secretary


INSTRUCTIONS: To exercise all or part of the Rights evidenced by this Rights Subscription Certificate, please complete Section 1. If you wish to have the Company's Transfer Agent deliver the Shares and Warrants which are to be issued upon the exercise of the Rights to another person or delivered to an address other than the one listed on the face of this Rights Subscription Certificate, please complete Section 2 and obtain the required signature guarantee by a medallion institution.

ANY EXERCISE OF THESE RIGHTS MAY NOT BE REVOKED.

Section 1 - EXERCISE AND SUBSCRIPTION: The undersigned certifies that the number of Shares owned on the record date, stated above, is accurate, and that none of such shares have been sold or transferred since that date, and hereby exercises Rights to subscribe for Shares and Warrants as indicated below, on the terms and subject to the conditions stated in the Prospectus, receipt of which is hereby acknowledged.

(PLEASE PRINT ALL INFORMATION CLEARLY AND LEGIBLY)

(A) BASIC SUBSCRIPTION PRIVILEGE: Fill in these blanks if you wish to exercise any or all of your basic subscription rights: (Shareholders who exercise all of their rights and subscribe fully are entitled to the Oversubscription Privilege described in paragraph (B) below.




                                     Page 2
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         I/We subscribe and exercise the following number of Rights:

                                                  x $2.00     =  $
   ------------------------------------------                    ------------------
   (Number of rights to be exercised pursuant   Subscription            BASIC
   to the Basic Subscription Privilege; may        Price         SUBSCRIPTION PRICE
   not exceed the number of Rights
   represented by this Rights Subscription
   Certificate)


(B)  OVERSUBSCRIPTION PRIVILEGE: Fill in these blanks if you wish to exercise any of your oversubscription rights. (For use only after January 31, 2002)

     I/We subscribe for and exercise the following number of additional Rights pursuant to the Oversubscription Privilege:


                                                  x $2.00     =  $
   ------------------------------------------                    ------------------
   (Number of rights to be exercised pursuant   Subscription      OVERSUBSCRIPTION
   to the Oversubscription Privilege.)             Price               PRICE

                                                                 $
                                                                 ------------------
                                                                        TOTAL

(C)  METHOD OF PAYMENT (check one)

[ ]  Check, Bank Draft or Money Order Payable to Uroplasty Inc.

[ ]  Wire Transfer Directly to the Subscription Account Maintained by Uroplasty, Inc.
     ABA ROUTING #___________________, for Credit Account #_________________,
     Further credit: UROPLASTY RIGHTS OFFERING, Attn: ______________________
     (651) _____________.

(D)  SIGNATURE


                       IMPORTANT: RIGHTS HOLDER SIGN HERE

 ------------------------------------------------------------------------------
 (Signature(s) of Holder(s) exactly as appears on the face of this Certificate)

 Dated:                        , 2001       Telephone No:
       ------------------------------                    ----------------------

SECTION 2 - SPECIAL INSTRUCTIONS o CHECK HERE AND FILL OUT THIS SECTION ONLY IF YOU HAVE SPECIAL ISSUANCE OR DELIVERY INSTRUCTIONS.


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I/We, the undersigned Holder of this Certificate, authorize the Company to issue and deliver Certificates for the Shares and Warrants subscribed for to the person and at the address stated below. If this section is completed, the Holder's signature must be guaranteed by a medallion guarantor.

Name:
           ---------------------------------------------------------------------
Address:
           ---------------------------------------------------------------------

           ---------------------------------------------------------------------
Taxpayer Identification or Social Security Number:
                                                  ------------------------------

  IMPORTANT: RIGHTS HOLDER SIGN HERE IF SECTION 2 IS COMPLETED

  ------------------------------------------------------------------------------
  (Signature(s) of Holder(s) exactly as appears on the face of this Certificate)

  Dated:                                  , 2001    Telephone No:
        ----------------------------------------                 ---------------

SIGNATURE GUARANTEE (to be executed if Section 2 is completed)

The undersigned, an eligible guarantor institution pursuant to Rule 17Ad-15 promulgated under the Securities Exchange Act of 1934, as amended, and a participant in a Securities Transfer Association recognized signature program, does hereby guarantee that the signature of the Holder herein above is genuine.

  Dated:                                  , 2001
        ----------------------------------------


        -----------------------------------------------------------
        Firm Name (If applicable)

        -----------------------------------------------------------
        Authorized Signature

        -----------------------------------------------------------
        Name and Title

        -----------------------------------------------------------
        Address

        -----------------------------------------------------------


        -----------------------------------------------------------

        (  )
        -----------------------------------------------------------
        Area Code and Telephone Number




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